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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file No. 333-72796 and 333-29945) of ESS Technology, Inc. of our report dated January 23, 2002, except for Note 17, as to which the date is February 6, 2002, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2002 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 25, 2002